Exhibit 10.19

This is a translation of the original text in Chinese

Date: June 14, 2013

All the Parties Listed in Annex I

Beijing Kingsoft Internet Security Software Co., Ltd.

And

Beijing Antutu Technology Co., Ltd.

Equity Pledge Agreement

With respect to

Beijing Antutu Technology Co., Ltd.

Equity Pledge Agreement

The Equity Pledge Agreement (the “Agreement”) is made and entered into by and among the following Parties on the date of June 14, 2013 in the People’s Republic of China (“PRC”):

(1)	Each person listed in Annex I (hereinafter respectively referred to as “Pledgor” and collectively referred to as the “Pledgors”)

(2)	Beijing Kingsoft Internet Security Software Co., Ltd. (hereinafter referred to as the “Pledgee”)

Registered Address: East Area, Floor 2, No. 33 Xiaoying West Road, Haidian District, Beijing

Legal Representative: Jun LEI

(3)	Beijing Antutu Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered Address: Room A-0049, Floor 2, Building 3, No. 30 Shixing Street, Shijingshan District, Beijing

Legal Representative: Jun LEI

(Hereinafter, each of the Parties mentioned above shall be referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas:

(1)	The Pledgors are the registered shareholders of the Company, legitimately holding an aggregate of 100% shares of the Company (hereinafter referred to as the “Shares”);

(2)	In accordance with the Loan Agreement by and among the Pledgors and the Pledgee on the date of June 7, 2013 (hereinafter referred to as the “Loan Agreement”), the Pledgee extended a loan of RMB10 million in aggregate to the Pledgors;

(3)	In accordance with the Exclusive Equity Option Agreement by and among the Pledgee, the Pledgors and the Company on the date of June 14, 2013 (hereinafter referred to as the “Equity Option Agreement”), the Pledgors shall, subject to the PRC laws and to the satisfaction of the Pledgee, transfer all or part of the Shares in their possession to the Pledgee and/or any third party individual or entity designated by the Pledgee;

(4)	In accordance with the Shareholder Voting Proxy Agreement by and among the Pledgee, the Pledgors and the Company on the date of June 14, 2013 (hereinafter referred to as the “Shareholder Voting Proxy Agreement”), the Pledgors have irrevocably appointed the persons then designated by the Pledgee to be their voting proxy with respect to all of their shareholder voting rights in the Company;

(5)	In accordance with the Exclusive Technology Development, Support and Consultancy Agreement by and between the Pledgee and the Company on the date of June 14, 2013 (hereinafter referred to as the “Service Agreement”), the Company agrees to accept on an exclusive basis the technology support and consultancy services provided by the Pledgee, and the Pledgee agrees to provide such services to the Company in accordance with the terms and conditions of the Service Agreement;

(6)	In accordance with the Business Operation Agreement by and among the Pledgee, the Pledgors and the Company on the date of June 14, 2013 (hereinafter referred to as the “Business Operation Agreement”), the Pledgors and the Company shall make corresponding representations and warranties to the Pledgee with respect to its daily business operations; and

(7)	As a guarantee for the Pledgors’ performance of their Contractual Obligations (as defined below) and repayment of the Secured Debts (as defined below), the Pledgors are willing to pledge all the Shares of the Company in their possession to the Pledgee and to grant the Pledgee the first priority in the Share Pledge, and the Company agrees with such equity pledge arrangement.

NOW THEREFORE, through consultations, the Parties hereby reach the agreement as follows:

Article 1 Definitions

1.1	Unless otherwise stated, the following terms that appear in the Agreement shall bear the following meanings:

“Contractual Obligations”: refers to all contractual obligations assumed by the Pledgors under the Loan Agreement, the Equity Option Agreement, the Shareholder Voting Proxy Agreement, the Service Agreement, the Business Operation Agreement and the Agreement.

“Secured Debts”: refers to all direct, indirect, derivative loss and the loss of anticipated interests suffered by the Pledgee due to any Event of Default (as defined below) arising from the Pledgors or the Company, and all expenses incurred by the Pledgee for the purpose of enforcing the Contractual Obligations borne by the Pledgors or the Company.

“Transaction Agreements”: refers to the Loan Agreement, the Equity Option Agreement, the Shareholder Voting Proxy Agreement, the Service Agreement and the Business Operation Agreement.

“Events of Default”: refers to a breach by the Pledgors of any of their Contractual Obligation under the Loan Agreement, the Equity Option Agreement, the Shareholder Voting Proxy Agreement, the Service Agreement, the Business Operation Agreement and/or the Agreement.

“Pledged Shares”: refers to the aggregate of 100% Shares legitimately held by the Pledgors when the Agreement becomes effective and pledged to the Pledgee in accordance with the Agreement as a guarantee for (i) the performance of the Contractual Obligations by the Pledgors and the Company and (ii) an increase in capital contribution in accordance with Article 2.6 hereof.

“PRC Law”: refers to all valid laws, administrative regulations, local regulations, judicial interpretations and other nominative documents with binding forces in the PRC (for the purpose of the Agreement, excluding Hong Kong, Macau and Taiwan).

1.2	Reference to any PRC Law shall be deemed: (1) to include a reference to that PRC Law as amended, modified, supplemented and re-enacted from time to time (whether before or after the date of the Agreement); and (2) to include a reference to any decision, notice or rule made promulgated under or in accordance with the relevant PRC Law.

1.3	Unless otherwise stated in the Agreement, all references to articles, clauses, provisions and paragraphs shall refer to the Agreement.

Article 2 Equity Pledge

2.1	The Pledgors hereby agree to pledge the Pledged Shares they legitimately hold and have the right to dispose of to the Pledgee in accordance with the Agreement, as a guarantee for repaying the Secured Debts. The Company hereby agrees that the Pledgors pledge the Pledged Shares to the Pledgee in accordance with the Agreement.

2.2	The Pledgors undertakes to record or cause to be recorded the Equity Pledge arrangement hereunder (“Equity Pledge”) in the Shareholders Register and Capital Contribution Certificates at the date of execution hereof, and registering the Equity Pledge with the relevant administration for industry and commerce that governs the Company’s affairs. The Company undertakes to make its best efforts to facilitate the completion of the above-mentioned registration by the Pledgors.

2.3	During the valid term of the Agreement, unless a direct causation can be established between any wilful conduct or gross negligence on the part of the Pledgee and a decrease in the value of the Pledged Shares, the Pledgee shall not be held responsible for any decrease in the value of the Pledge Shares, and the Pledgors have no right of recourse or any right of claim against the Pledgee.

2.4	Subject to Clause 2.3, if there is any real possibility that the value of the Pledged Shares may decrease to the extent that the rights of the Pledgee may be impaired, the Pledgee may sell by auction or otherwise the Pledged Shares at any time on behalf of the Pledgors, and also seek the consent of the Pledgors to utilize the proceeds from the auction or sale to pay off the Secured Debts in advance or to deposit such fund at a notary organ at the locality of the Pledgee (all expenses arising therefrom shall be borne by the Pledgee).

2.5	When any Event of Default arises from a breach by the Company or the Pledgors, the Pledgee shall be entitled to dispose of the Pledged Shares in accordance with the methods stipulated in Article 4 hereof.

2.6	With the prior consent of the Pledgee, the Pledgors may increase the capital of the Company. Any such increase in capital contribution shall become part of the Pledged Shares.

2.7	The Pledgors undertakes to waive the right to any dividends declared during the valid term of the Equity Pledge.

2.8	The Pledgee shall be entitled to dispose of any Pledged Shares in accordance with the Agreement upon occurrence of any Event of Default arising from a breach by the Company or the Pledgors.

Article 3 Discharge of the Pledge

3.1	After the Pledgors and the Company have completely and satisfactorily performed all the Contractual Obligations, the Pledgee shall, upon a request made by the Pledgors, discharge the Equity Pledge and facilitate the cancellation of the Equity Pledge in the Shareholders Register and the registration with the relevant administration for industry and commerce that governs the Company’s affairs. Any reasonable expenses arising from the cancellation of the Equity Pledge shall be borne by the Pledgee.

Article 4 Disposal of the Pledged Shares

4.1	The Pledgors, the Company and the Pledgee hereby agree that, if any Event of Default occurs, the Pledgee shall be entitled to, after giving written notices to the Pledgors, exercise any and all rights, remedies and powers that the Pledgee is entitled to in accordance with the PRC Laws, the Transaction Agreements and the Agreement, including (but without limitation to) a first priority interest in receiving any proceeds from an auction of or other sale of the Pledged Shares. The Pledgee shall not be held responsible for any loss caused by its reasonable exercise of such rights and powers.

4.2	The Pledgee shall be entitled to appoint its lawyers or other agents in writing to exercise any and all rights and powers mentioned above on its behalf, and the Pledgors or the Company may not raise any objection in this respect.

4.3	For the reasonable expenses incurred by the Pledgee in the course of exercising any and all rights and powers mentioned above, the Pledgee shall be entitled to deduct the same from any funds that the Pledgee receives from exercising such rights and powers.

4.4	The funds obtained by the Pledgee from exercising the above-mentioned rights and powers shall be disposed of in the following order:

Firstly, it shall be used to pay all the expenses incurred in the disposal of the Pledged Shares and the Pledgee’s exercise of its rights and powers, including any remuneration payable to its lawyers and agents;

Secondly, it shall be used to pay the taxes payable for disposing of the Pledged Shares; and

Thirdly, it shall be used to repay the Secured Debts to the Pledgee.

If there is any balance of funds after deducting the above-mentioned amounts, the Pledgee shall return the balance to the Pledgors or any other person who is entitled to receive the balance according to the relevant laws and regulations, or deposit it with a notary organ at the Pledgee’s locality (any and all expenses arising therefrom shall be borne by the Pledgee).

4.5	The Pledgee shall be entitled to choose to either simultaneously or successively exercise any remedies of breach. The Pledgee shall not be required to claim other remedies before exercising the right to sell the Pledged Shares by auction or otherwise.

Article 5 Expenses and Costs

5.1	Any actual cost related to the setting of the Equity Pledge hereunder, including (but without limitation to) stamp duty, any other tax and all legal fees, shall be borne by the Pledgee.

Article 6 Continuity and Non-waiver

6.1	The Equity Pledge hereunder is a continuous guarantee, which will remain in force until all Contractual Obligations are fully performed or all Secured Debts are fully repaid. Any waiver, grace granted by the Pledgee to the Pledgors with respect to any default, or any delay by the Pledgee in exercising its rights under the Transaction Agreements and the Agreement, shall not prejudice the Pledgee’s right to subsequently enforce the Agreement, the PRC Laws and the Transaction Agreements, including (i) to procure the Pledgors to strictly perform the Transaction Agreement and the Agreement, and (ii) to enforce any rights of the Pledgee arising from a breach of the Transaction Agreements and/or the Agreement by the Pledgors.

Article 7 Representations and Warranties of the Pledgors

The Pledgors hereby represent and warrant to the Pledgee as follows:

7.1	The Pledgors are Chinese citizens, with legitimate rights and capacity to sign the Agreement and to assume legal obligations in accordance with the Agreement.

7.2	All reports, documents and information relating to the Pledgors and provided by the Pledgors to the Pledgee pursuant to the Agreement prior to the effectiveness of the Agreement are true and accurate in all material aspects when the Agreement becomes effective.

7.3	All reports, documents and information relating to the Pledgors and provided by the Pledgors to the Pledgee pursuant to the Agreement after the effectiveness of the Agreement are true and accurate in all material aspects at the time of provision.

7.4	When the Agreement becomes effective, the Pledgors are the sole legitimate owners of the Pledged Shares and there is no existing dispute over the ownership of the Pledged Shares. The Pledgors have the right to dispose of all or any part of the Pledged Shares.

7.5	Save for the security interests encumbered on the Pledged Shares in accordance with the Agreement and the Transaction Agreements, the Pledged Shares are not subject to any other security interests or third-party interests.

7.6	The Pledged Shares may be legitimately pledged and transferred, and the Pledgors have the requisite rights and powers to pledge the Pledged Shares to the Pledgee in accordance with the Agreement.

7.7	Once duly signed by the Pledgors, the Agreement shall constitute legal, valid and binding obligations on the Pledgors.

7.8	Any consent, approval, waiver, authorization of any third party or any permission, approval, waiver of any government authority or any registration or filing formalities required for execution and performance of the Agreement and the Equity Pledge hereunder have been obtained or completed (the registration of the Equity Pledge with the relevant administration for industry and commerce shall be initiated immediately upon the execution of the Agreement) and will remain in full force and effect within the valid term of the Agreement.

7.9	The execution and performance of the Agreement by the Pledgors will not violate or contradict any applicable law, any agreement to which they are parties or binding upon their assets, any court judgement, any arbitral award or any administrative decision.

7.10	The pledge under the Agreement shall constitute the security interest of first priority over the Pledged Shares.

7.11	All taxes and expenses payable for the acquisition of the Pledged Shares shall be paid by the Pledgors in full.

7.12	There is no pending or to the knowledge of the Pledgors any threatened litigation, legal proceeding or claim against the Pledgors or their properties or the Pledged Shares in any court or arbitral tribunal. In addition, there is no pending or to the knowledge of the Pledgors any threatened litigation, legal proceeding or claim against the Pledgors or their properties or the Pledged Shares at any governmental agency or administrative body, which has a material or adverse effect on the financial conditions of the Pledgors or their abilities to perform their obligations and guarantees under the Agreement.

7.13	The Pledgors hereby undertakes to the Pledgee that the above-mentioned representations and warranties are true and accurate in all aspects and under all circumstances until all the Contractual Obligations have been fully performed or the Secured Debts have been fully repaid, and that the Pledgors also hereby so covenant.

Article 8 Representations and Warranties of the Company

The Company hereby represents and warrants to the Pledgee as follows:

8.1	The Company is duly incorporated and legally existing under the PRC Law as a limited liability company; it is in its capacity as an independent legal person; it has full and independent legal status and legal capacity to execute, to deliver and to perform the Agreement; and it may constitute an independent subject of litigation.

8.2	All reports, documents and information relating to the Company and provided by the Company to the Pledgee pursuant to the Agreement prior to the effectiveness of the Agreement are true and accurate in all material aspects when the Agreement becomes effective.

8.3	All reports, documents and information relating to the Company and provided by the Company to the Pledgee pursuant to the Agreement after the effectiveness of the Agreement are true and accurate in all material aspects at the time of provision.

8.4	Once duly signed by the Company, the Agreement shall constitute legal, valid and binding obligations on the Company.

8.5	The Company has obtained all the necessary corporate authorizations to execute and to deliver the Agreement and any other document relating to the transaction contemplated hereunder, and the Company has full powers and corporate authorizations to complete the transaction contemplated under the Agreement.

8.6	The Company hereby undertakes to the Pledgee that the above-mentioned representations and warranties are true and accurate in all aspects and under all circumstances until all the Contractual Obligations have been fully performed or the Secured Debts have been fully repaid, and that the Company also hereby so covenants.

Article 9 Covenants of the Pledgors

The Pledgors hereby covenants to the Pledgee as follows:

9.1	Without prior written consent of the Pledgee, the Pledgors shall not encumber or allow others to encumber any new pledge or any other security interest on the Pledged Shares, and such pledge or any other security interest over all or part of the Pledged Shares without the aforesaid prior written consent shall be null and void.

9.2	Unless a prior written notice has been given to the Pledgee and the prior written consent of the Pledgee has been obtained, the Pledgors shall not transfer the Pledged Shares and all attempts of the Pledgors to transfer the Pledged Shares shall be null and void. The proceeds from a transfer of the Pledged Shares by the Pledgors shall be first used to repay the Secured Debts due to the Pledgee or be deposited with a third party designated by the Pledgee.

9.3	When any litigation, arbitration or any other claim arises which may have an adverse effect on the Pledgors, the Pledged Shares, or the interests of the Pledgee under the Transaction Agreements and the Agreement, the Pledgors undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and in accordance with any reasonable requests of the Pledgee, to take all necessary measures to protect the Pledgee’s security interests in the Pledged Shares.

9.4	The Pledgors shall not engage in or allow the occurrence of any conduct or act which may have an adverse effect on the interests of the Pledgee under the Transaction Agreement and the Agreement or on the Pledged Shares. The Pledgors hereby waive their pre-emptive right when the Pledgees exercise its pledgor’s right with respect to the Pledged Shares.

9.5	The Pledgors undertakes to take all the necessary measures and to execute all necessary documents (including without limitation to any supplementary agreement to the Agreement), in accordance with reasonable requirements of the Pledgee, to ensure that the Pledgees may exercise its pledgor’s right with respect to the Pledged Shares.

9.6	If any exercise of the pledge right hereunder gives rise to any transfer of any Pledged Shares, the Pledgors undertakes to take all necessary measures to effect such transfer.

Article 10 Covenants of the Company

10.1	If the execution and performance of the Agreement and the Equity Pledge hereunder require the consent, approval, waiver, authorization of any third party or the permission, approval, waiver of any government authority, or completion of any registration or filing formalities in any government authority, the Company shall make its best efforts to facilitate the procurement and maintenance of the same in full effect within the valid term of the Agreement.

10.2	Without prior written consent of the Pledgee, the Company shall not assist or allow the Pledgors to encumber any new pledge or any other security interest on the Pledged Shares.

10.3	Without prior written consent of the Pledgee, the Company shall not help or allow the Pledgors to transfer the Pledged Shares.

10.4	When any litigation, arbitration or any other claim arises which may have an adverse effect on the Company, the Pledged Shares, or the interests of the Pledgee under the Transaction Agreements and the Agreement, the Company undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and in accordance with any reasonable requests of the Pledgee, to take all necessary measures to protect the Pledgee’s security interests in the Pledged Shares.

10.5	The Company shall not engage in or allow the occurrence of any conduct or act which may have an adverse effect on the interests of the Pledgee under the Transaction Agreement and the Agreement or on the Pledged Shares.

10.6	The Pledgors shall, within the first month of each calendar quarter, provide the Pledgee with the financial statements of the Company for the previous calendar quarter, including (without limitation to) balance sheets, income statement and cash flow statement.

10.7	The Company undertakes to take all the necessary measures and to execute all necessary documents (including without limitation to any supplementary agreement to the Agreement), in accordance with reasonable requirements of the Pledgee, to ensure that the Pledgees may exercise its pledgor’s right with respect to the Pledged Shares.

10.8	If any exercise of the pledge right hereunder gives rise to any transfer of any Pledged Shares, the Company undertakes to take all necessary measures to effect such transfer.

Article 11 Changes in Circumstances

11.1	As a supplementary provision and subject to non-violation against any other provision of the Transaction Agreements and the Agreement, if at any time, due to promulgation of or change in any PRC Law, regulation or rule, or due to any change in interpretations or applications of such law, regulation or rule, or due to any change in relevant registration procedures, the Pledgee believes that to maintain the Agreement in effect and/or to dispose of the Pledged Shares in the way stipulated by the Agreement become illegal or depart from such law, regulation or rule, the Shareholders of the Company and the Company shall follow written instructions of the Pledgee and in accordance with reasonable requirements of the Pledgee, take any action and/or sign any agreement or other documents in order to:

(1)	Maintain the validity of the Agreement;

(2)	Facilitate disposal of the Pledged Shares in the way stipulated by the Agreement; and/or

(3)	Maintain or realize the guarantee established or intended to be established by the Agreement.

Article 12 Effectiveness and Valid Term of the Agreement

12.1	The Agreement shall become effective upon due execution by the Parties.

12.2	The Agreement shall remain in effect until the Contractual Obligations have been fully performed or the Secured Debts have been fully repaid.

Article 13 Notice

13.1	Any notice, request, demand and other communication required by or made in accordance with the Agreement shall be in writing and served to the relevant Parties.

13.2	The above-mentioned notice or other communication shall be deemed to have been received: at the time of transmission if sent by fax or email; at the time of delivery if delivered personally; and five (5) days after the date of posting if sent by mail.

Article 14 Miscellaneous

14.1	The Shareholders of the Company and the Company agree that, on the premise of being permitted by the PRC Law, after notifying the Shareholders of the Company and the Company, the Pledgee may assign its rights and/or obligations to any third party; however, without prior written consent of the Pledgee, the other Parties to the Agreement may not assign any of its rights, obligations or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgors and the Company shall continue to perform the obligations of the Pledgors and the Company hereunder respectively.

14.2	The Agreement is made in Chinese in four counterparts, with each Party to the Agreement holding one (1) counterpart.

14.3	The conclusion, validity, performance, amendment, interpretation and termination of the Agreement shall all be governed by the laws of PRC.

14.4	Any dispute arising from the interpretation and performance of the provisions hereunder shall be settled by the Parties through consultations in good faith. In case that no agreement on the settlement of such disputes can be reached within thirty (30) days after one Party puts forward the requirement of dispute settlement, any Party can submit the relevant disputes to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration place shall be Beijing; the language of arbitration shall be Chinese. The arbitral award is final and binding upon the Parties.

14.5	Any right, power and remedy conferred to a Party under any provision of the Agreement shall not exclude any other right, power or remedy entitled by such Party according to the laws or under any other provision of the Agreement, and the exercise of its right, power and remedy by one Party may not preclude its exercise of any other right, power and remedy entitled by it.

14.6	The failure or delay by any Party in exercising any right, power or remedy under the Agreement or stipulated by law (“Such Right”) shall not constitute a waiver of Such Right; and any single or partial waiver of Such Right shall not preclude any exercise of Such Right in any other way or any exercise of its other rights, powers or remedies.

14.7	The headings hereunder are inserted for convenience only and in no event shall they be utilized to construe the provisions of the Agreement nor shall they affect the interpretation of the provisions of the Agreement.

14.8	The provisions of the Agreement shall be divided from and independent of each other. If any one or more provisions of the Agreement become invalid, illegitimate, or unenforceable at any time, the validity, legitimacy and enforceability of the remaining provisions hereof shall not be affected.

14.9	Any amendment or supplement to the Agreement shall be in writing. Apart from the transfer of rights hereunder by the Pledgee or the Company in accordance with Clause 14.1, any amendment of or supplement to the Agreement may not become effective until it is duly signed by the Parties to the Agreement.

14.10	The Agreement shall be binding upon the legitimate successors of each Party.

14.11	At the same time of signing the Agreement, each Pledgor shall sign a power of attorney whose form and content are shown in Schedule I to the Agreement (hereinafter referred to as “Power of Attorney”), to appoint any person designated by the Pledgee on its behalf to sign in accordance with the Agreement any and all legal documents required for the Pledgee to exercise its rights hereunder. The Power of Attorney shall be kept by the Pledgee and if necessary, the Pledgee may submit the Power of Attorney to relevant government authority at any time.

14.12	At the same time of signing the Agreement, each Pledgor shall sign a commitment letter whose form and content are shown in Schedule II to the Agreement. The commitment letter shall be kept by the Pledgee and if necessary, the Pledgee may submit the commitment letter to relevant government authority at any time.

14.13	At the same time of signing the Agreement, the spouse of each Pledgor shall sign a spousal consent which form and content are shown in Schedule III to the Agreement. The spousal consent shall be kept by the Pledgee and if necessary, the Pledgee may submit the spousal consent to the relevant government authority at any time.

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IN WITNESS WHEREOF, the Parties hereby execute the Agreement on the date and at the location first written above.

Ming XU

Signature: /s/ Ming XU

Wei LIU

Signature: /s/ Wei LIU

Beijing Kingsoft Internet Security Software Co., Ltd.

(Stamp)

Signature: /s/ Common Seal of Beijing Kingsoft Internet Security Software Co., Ltd.

Name: Jun LEI

Title: Legal Representative

Beijing Antutu Technology Co., Ltd.

(Stamp)

Signature: /s/ Common Seal of Beijing Antutu Technology Co., Ltd.

Name: Jun LEI

Title: Legal Representative

Annex I

Pledgors

No.	Name	ID Card No.	Proportion of the Equity Pledged
01	Ming XU	***	100% (Equivalent to 50% equity interests in the Company)
02	Wei LIU	***	100% (Equivalent to 50% equity interests in the Company)

Schedule I

Power of Attorney

Schedule II

Commitment Letter

Schedule III

Spousal Consent